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                                                                    Exhibit 5.01





                              November 22, 2000

Interwoven, Inc.
1195 W. Fremont Avenue
Sunnyvale, California 94087

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Interwoven, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about November 22, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate 1,110,117 shares of the Company's Common Stock (the "Shares"), of which: (a) 930,471 were issued by the Company in connection with its acquisition of Metacode Technologies, Inc., a California corporation ("Metacode"), and (b) 179,646 shares were issued by the Company in connection with its acquisition of Ajuba Solutions, Inc., a California corporation ("Ajuba"). The Shares may be sold on a delayed or continuous basis, as set forth in the Registration Statement and associated prospectuses and prospectus supplements, only by certain selling security holders named in the Registration Statement and the associated prospectuses and prospectus supplements (the "Selling Stockholders").


     In rendering this opinion, we have examined the following:

  (1) the Company's Third Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on October 14, 1999;

  (2) the Company's Restated Bylaws, amended as of September 20, 1999 and certified by the Secretary as of the date hereof;

  (3) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books that are in our possession;

  (4) the draft resolutions approved by the Company's Board of Directors at a meeting held on October 12, 2000, which approved the merger with Ajuba, the merger with Metacode, the sale and issuance of the Shares, and the filing of the Registration Statement;
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  (5)  the Registration Statement, together with the exhibits filed as a part thereof or incorporated by reference therein;

  (6) the prospectus prepared in connection with the Registration Statement (the "Prospectus");

  (7) a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof, and a summary report of currently outstanding options and warrants to purchase the Company's capital stock, and shares reserved for issuance upon exercise of options and warrants to be granted in the future, that was prepared by the Company and dated of even date herewith;

  (8) the Agreement and Plan of Merger dated October 20, 2000 between the Company and Metacode;

  (9) the Agreement and Plan of Merger dated October 19, 2000 between the Company and Ajuba;

  (10) a Selling Stockholder's Questionnaire completed and executed by each Selling Stockholder; and

  (11) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the "Management Certificate").

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares will be, when issued, properly signed by authorized officers of the Company or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not
                                                         -------
aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.
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     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of the Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of the Shares.

     The Company has informed us that the Selling Stockholders may offer and sell the Shares from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We undertake no responsibility to monitor the Company's or the Selling Stockholders' future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

     Based upon the foregoing, it is our opinion that the 1,110,117 Shares to be offered and sold by the Selling Stockholders pursuant to the Registration Statement will be, when issued by the Company's transfer agent upon exchange of Ajuba and Metacode share certificates, validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the offer and resale of the Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose.


                              Very truly yours,

                          /s/ FENWICK & WEST LLP